Exhibit 24

(c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and (d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act. The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary, or advisable to be done in connection with the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or the substitute or substitutes of such Attorney-in-Fact, shall lawfully do or cause to be done by authority of this Power of Attorney. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing Attorneys-in-Fact. This Power of Attorney shall immediately terminate as to any of the foregoing Attorneys-in-Fact when such Attorney-in-Fact ceases to hold the position of either (1) Corporate Secretary or Assistant Corporate Secretary, (2) attorney, or (3) paralegal of PG&E CORPORATION or PACIFIC GAS AND ELECTRIC COMPANY. IN WITNESS WHEREOF the undersig ed as caused this Power of Attorney to be executed as of this iJ.!!. day of ' . 2025. Signature ✓ --